                          MEDICAL DEVICE ALLIANCE INC.



                                  EXHIBIT 10.34




                                    BARRANTES

                              EMPLOYMENT AGREEMENT

                              EMPLOYMENT AGREEMENT


        THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into at Las Vegas, Nevada, on the date hereinafter set forth, by and between CHARLES E. BARRANTES (hereinafter referred to as the "Employee"), and MEDICAL DEVICE ALLIANCE, INC., a Nevada corporation (hereinafter referred to as the "Corporation").

        The parties hereto, intending to be legally bound, do hereby agree as follow:

        1. EMPLOYMENT

           1.1 POSITIONS AND DUTIES

               The Corporation does hereby employ the Employee and the Employee hereby accepts such employment as EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER of Medical Device Alliance, Inc. upon the terms and provisions set forth in this Agreement. The Employee shall perform all the duties assigned to him by the Corporation, shall observe and comply with the Corporation's rules and regulations regarding the performance of his duties, and shall carry out and perform all orders, directions, and policies stated to him by the Corporation periodically, either orally or in writing. The Employee shall at all times carry out the duties assigned to him in a loyal, trustworthy and businesslike manner. The Employee agrees that this Agreement may be terminated as provided in Section
7. hereof.

           1.2 PLACE OF EMPLOYMENT

               Unless the parties agree otherwise in writing, during the term of this Agreement, the Employee shall perform the services required by this Agreement at Medical Device Alliance, Inc. headquarters in Las Vegas, Nevada. The Corporation will require Employee to travel from time to time for various business purposes including those of the Corporation's subsidiaries.

        2. TERM

           This Agreement shall commence as of the Effective Date specified in Exhibit A hereto and shall continue for a period of three (3) years from the date of this Agreement. On the anniversary of this Agreement, the term of Employee's employment shall automatically be extended by one year, unless either party gives 60 (sixty) days prior written notice of its intention to discontinue this automatic extension.

        3. COMPENSATION

           3.1 AMOUNT OF COMPENSATION

               The Effective Date of this Agreement and the employee compensation are set forth in Exhibit A hereto. The Corporation may, from time to time, modify the employment conditions and compensation. These changes will be recorded in subsequent exhibits.

           3.2 REIMBURSEMENTS

               The Employee shall be reimbursed by the Corporation only for amounts actually expended by the Employee in the course of performing duties for the Corporation where:





                                                                        Page -2-

               3.2.1 AUTHORIZATION

                     The Employee has been authorized by the Corporation to incur such expenses that are reasonably consistent with practices or policies of the Corporation.

               3.2.2 DOCUMENTATION

                     The Employee tenders receipts or other documentation substantiating the amounts as required by the Corporation.

           3.3 FRINGE BENEFITS

               The Employee shall be entitled to receive, on the same basis as the Corporation's other executive employees, all other benefits maintained by the Corporation for its executive employees generally including, but not limited to, a cellular phone, automobile allowance, paid leave, medical, dental, life and disability insurance and any other health and welfare benefit plans and perquisites, as in effect from time to time. The Employee will be granted paid leave consistent with the Corporation's paid leave policy in effect from time to time.

           3.4    STOCK OPTIONS

               The Employee may receive stock options to purchase the Corporation's Stock under the Corporation's Stock Option Plans or Warrants, as determined from time to time by the Corporation's Board of Directors. The Employee will also execute any other documents reasonably required by the Corporation in connection with said Warrants and/or options, and hereby agrees to execute any lock-up or similar agreements required by the Corporation's underwriters in connection with an offering or offerings of the Corporation's securities.

        4. COMPETITION

               The Employee agrees that during the term of this Agreement he shall diligently devote his time and efforts to the duties and responsibilities assigned to him by the Corporation, and without prior express written authorization of the Corporation's Board of Directors, the Employee shall not, directly or indirectly, either alone or in concert with others, during the term of this Agreement:

           4.1 OTHER SERVICES

               Perform or render any services of a business, professional or commercial nature, relating to service or products in direct competition with the Corporation, to or for the benefit of any other person or firm, whether for compensation or otherwise, except for personal investments, and for other activities approved by the Corporation;

           4.2 COMPETITION

               Engage in any activity directly in competition with or adverse to the Corporation;

           4.3 SOLICITATION

               Engage in any activity for purposes of influence or attempting to influence the Corporation's customers or to conduct business with any business enterprise in competition with the Corporation;





                                                                        Page -3-

           4.4 COMPETING ENTERPRISE

               Undertake or participate in any planning for or organization of any business activity that is or will be in direct competition with the Corporation for products in which the Employee has worked or with which the Employee has come into contact, or of which the Employee has gained knowledge during the term of his employment under this Agreement; or

           4.5 OTHER ACTIVITIES

               Engage in any other business activity that would materially interfere with the performance of any of the Employee's obligations and duties under this Agreement.

        5. PROHIBITION AGAINST COMPETITION

           5.1 AGREEMENT NOT TO COMPETE

               As a result of the Employee's employment, the Employee will have access to trade secrets and confidential information about the Corporation, its products, its services, its customers and its methods of doing business. In consideration for access to this information, the Employee agrees that for a period of one (1) year after termination of employment, the Employee will not compete with the Corporation without the Corporation's prior express written approval.

           5.2 COMPETITION DEFINED

               "Competition" shall mean any participation in, assistance of, employment by, ownership of any interest in, acceptance of business from or assistance, promotion or organization of any person partnership, corporation, firm, association or other business organization, entity or enterprise which is engaged in, or hereinafter engages in, research on, or development, production, marketing, leasing or selling of, any product, process or service which is the same as or in competition with, any products or research in which the Corporation, its parent, subsidiary or affiliated company, is now engaged or hereinafter engages, whether as an agent, consultant, employee, officer, director, investor, partner, shareholder, proprietor or in any other individual or representative capacity, but excluding the holding for investment of less that 5% of the outstanding securities of any Corporation which are regularly traded on Nasdaq or on a recognized stock exchange.

           5.3 FURTHER EMPLOYEE AGREEMENTS

               For a period of one (1) year after the termination of the Employee's employment, the Employee will not undertake any employment or activity competitive with the Corporation wherein the loyal and complete fulfillment of the duties of the competitive employment or activity would call upon the Employee to make judgements on or otherwise to use any confidential business information concerning the Corporation. The Employee will not, either for himself or for any other person, firm or corporation, divert or take away (or attempt to divert or take away), any of the Corporation's present, former or prospective customers, including, but not limited to, those upon whom he called, met with or became acquainted with while engaged as an employee of the Corporation. The Employee will not interfere with the contractual or business relationships of the Corporation, will not solicit or attempt to solicit any employees or clients of the Corporation, nor slander or disparage the Corporation, or undertake any activity which adversely impacts the goodwill of the Corporation and its business opportunities.





                                                                        Page -4-

           5.4 SEPARATE COVENANTS

               Each of the convenants of Section 5. shall be construed as separate convenants covering their subject matter in each of the separate counties, countries and states in the United States and governmental subdivisions outside of the United States (collectively, the "Governmental Subdivisions"); to the extent that any covenant shall be judicially unenforceable in any one or more of said counties, states or countries, said covenant shall not be affected with respect to each other Governmental Subdivision, each covenant with respect to each Governmental Subdivision being construed as severable and independent.

        6. INTELLECTUAL PROPERTY AND CONFIDENTIALITY AGREEMENT

           The Employee has executed or will concurrently execute the Corporation's Intellectual Property and Confidentiality Agreement, the terms of which are incorporated herein by reference. The terms of this Employment Agreement shall prevail in the case of any discrepancy between the Corporation's Intellectual Property and Confidentiality Agreement and this Agreement.

        7. TERMINATION OF AGREEMENT

           7.1 GROUNDS

               This Agreement shall terminate upon the occurrence of any of the following events:

               7.1.1 EXPIRATION OF TERM

                     At any time upon expiration of the terms specified in
Section 2. hereof.

               7.1.2 FOURTEEN (14) DAY TERMINATION BY EMPLOYEE

                     By the Employee, upon fourteen (14) days' prior written notice to the Corporation.

               7.1.3 TERMINATION BY EMPLOYER (FOR CAUSE)

                     This Agreement may be immediately terminated by the Corporation for the following causes: The Employee's personal dishonesty, lack of trustworthiness, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than minor misdemeanors such as minor traffic violation) or a material breach of any provision of this Agreement, or any other agreement between the Employee and the Corporation.

           7.2 DISABILITY

               7.2.1 TERMINATION

                     In the event that the Employee is unable to perform his assigned duties and responsibilities due to illness, physical or mental disability or any other reason, and such disability continues for a period of six (6) consecutive months after all available sick leave has been utilized, the Corporation may terminate this Agreement upon ten (10) days' written notice.

               7.2.2 DEATH

                     Upon the death of the Employee.





                                                                        Page -5-

        8. SEVERANCE COMPENSATION

           If the Corporation should terminate the Employee's employment hereunder during the Term (as defined in Section 2) for reasons other than cause (as defined in Section 7.1.3) or Employee's death or disability (as defined in Section 7.2), or if Employee should resign his employment for Good Reason, as defined below, the Employee shall be entitled to the following Severance compensation:

           (a) Payment of his base salary at the greater of the rate in effect at the time of termination or at the rate in effect immediately prior to the occurrence defined in Section 8.1(c), from the date of termination until the expiration date of this Agreement under Section 2.

           (b) Continuation of all benefits including, without limitation, medical, dental and life insurance, during the Post-Termination Period or until the date on which the Employee first becomes eligible for insurance coverage of a similar nature provided by a firm that employs him following termination of employment by the Corporation, whichever occurs first.

Notwithstanding the foregoing, nothing in this Employment Agreement shall require the Corporation to make any payment or to provide any benefit to the Employee that the Corporation is otherwise required to provide under any other contract, agreement or arrangement, including, without limitation, the Employee Severance Agreement between the Corporation and the Employee, attached hereto as Exhibit C, and the Employee Retention Agreement between the Corporation and the Employee, attached hereto as Exhibit D, both incorporated by reference herein.

           8.1 TERMINATION BY EMPLOYEE FOR GOOD REASON

               The Employee shall have a Good Reason for terminating his employment with the Corporation under this Employment Agreement if one or more of the following occurs:

           (a) an involuntary change in the Employee's status or position with the Corporation which represents a demotion from the Employee's then current status or position;

           (b) layoff or involuntary termination of the Employee's employment, except in connection with the termination of the Employee's employment for Cause (as defined in Section 7.1.3), or as a result of the non-renewal of this Agreement (as defined in Section 2.) or of the Employee's disability, death or retirement (as defined in Section 7.2);

           (c) a reduction by the Corporation in the Employee's base salary, excluding bonuses, other than in the case of reductions in salary with respect to the Corporation's other executive officers generally;

           (d) any action or inaction by the Corporation that would adversely affect the Employee's continued participation in any Benefit Plan on at least as favorable basis as was the case at the time of such action or inaction, or that would materially reduce the Employee's benefits in the future under the Benefit Plan or deprive him of any material benefits that he then enjoyed, except to the extent that such action or inaction by the Corporation (i) is also taken or not taken, as the case may be, in respect of all employees generally, (ii) is required by the terms of any Benefit Plan as in effect immediately before such action or inaction; or (iii) is necessary to comply with applicable law or to preserve the qualification of any Benefit Plan under section 401(a) of the Internal Revenue Code;





                                                                        Page -6-

           (e) the Corporation's failure to obtain express assumption of this Employment Agreement by any successor to the Corporation; and

           (f) any material violation by the Corporation of any agreement, including this Employment Agreement, between the Corporation and the Employee.

Notwithstanding the foregoing, no action by the Corporation shall give rise to a Good Reason if it results from the Employee's termination for Cause, death or retirement, and no action by the Corporation specified in paragraphs (a) through
(c) of this section shall give rise to a Good Reason if it results from the Employee's disability.

For purposes of this Section 8, "Benefit Plan" shall mean any compensation plan, such as an incentive or stock option plan, or any employee benefit plan, such as a thrift, pension, profit-sharing, stock bonus, long-term performance award, medical disability, accident or life insurance plan, or any other plan, program or policy of the Corporation that is intended to benefit employees.

        9. MISCELLANEOUS

           9.1 NOTICES

               Any notice required to be given pursuant to this Agreement shall be effective only if in writing and delivered personally or by mail. If given by mail, such notice must be sent by registered or certified mail, postage prepaid, mailed to the parties at the addresses set forth on the signature page hereof, or at such other addresses as the parties may designate, from time to time, by written notice. Mailed notices shall be deemed received two (2) business days after the date of deposit in the mail.

           9.2 REMEDIES

               9.2.1 EQUITABLE REMEDIES

                     The Employee acknowledges and agrees that in the event of any material breach, violation or evasion of the terms, conditions and provisions of Sections 4, 5, 6, and 7 above, or this Section 9, such breach, violation or evasion shall result in immediate and irreparable injury and harm to the Corporation and shall entitle the Corporation to injunctive relief, as well as to all other legal or equitable remedies to which the Corporation may be entitled.

               9.2.2 TERMINATION OF AGREEMENT

                     It is further agreed that in the event of such breach, the Corporation may forthwith terminate this Agreement, notwithstanding anything herein to the contrary.

           9.3 PARTIAL INVALIDITY

               If any term or provision of this Agreement or the application thereof to any person or circumstance shall be held to be invalid or unenforceable to any extent, the remainder of this Agreement or application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of the Agreement shall be valid and be enforced to the fullest extent permitted by law.





                                                                        Page -7-

           9.4 WAIVER

               No waiver of any right hereunder shall be effective for any purpose unless in writing, signed by the party hereto possessing said right, nor shall any waiver be construed to be a waiver of any subsequent right, term or provision of this Agreement.

           9.5 ASSIGNMENT; EFFECT ON AGREEMENT

               It is hereby acknowledged and agreed that the Employee's rights and obligations under this Agreement are personal in nature and shall not be assigned or delegated. This agreement shall be binding on and inure to the benefit of the heirs, personal representatives, successors and assigns of the parties, subject, however, to the restrictions on assignment and delegation contained herein.

           9.6 DISPUTES AND ARBITRATION

               Any dispute arising in connection with the interpretation or enforcement of the provisions of this Agreement, or its application or validity, will be submitted to arbitration. Such arbitration proceedings will be held in Las Vegas, Nevada, in accordance with the rules then existing of the American Arbitration Association. This agreement to arbitrate is specifically enforceable. Any award rendered in any such arbitration proceeding will be final and binding on each of the parties, and judgment may be entered thereon in any court of competent jurisdiction. The costs and fees of any such arbitration proceeding will be borne by the respective parties. The arbitrators may in their discretion award costs and reasonable attorneys' fees to the prevailing party.

           9.7 GOVERNING LAW

               This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

           9.8 ENTIRE AGREEMENT

               This Agreement contains the entire agreement and understanding between the parties and supersedes all prior agreements and understandings, oral or written. No modification, termination or attempted waiver shall be valid, unless in writing and signed by both parties.




                         [SIGNATURES ON FOLLOWING PAGE]





                                                                        Page -8-

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 24th day of October, 1998.


                                        "CORPORATION"

                                        MEDICAL DEVICE ALLIANCE, INC.



                                        By: /s/ DONALD K. MCGHAN
                                           -------------------------------------
                                                Donald K. McGhan
                                        Title:  Chairman of the Board and
                                                President

                                        Address:
                                        3800 Howard Hughes Parkway, Suite 1800
                                        Las Vegas, Nevada  89109





                                        "EMPLOYEE"



                                        /s/ CHARLES E. BARRANTES
                                        ----------------------------------------
                                        Charles E. Barrantes

                                        Address:
                                        210 E. Flamingo Rd. #106
                                        Las Vegas, NV 89109

                                        Social Security Number:  ###-##-####






                                                                        Page -9-